SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor
Buenos Aires, C1 430DNN, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of MercadoLibre, Inc. (the “Company”) was held on June 10, 2010 for the following purposes:

•	To elect three members to the Company’s board of directors as Class III directors for a term of three years each; and

•	To ratify the appointment of Deloitte & Co S.R.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The number of outstanding shares of the Company’s Common Stock as of April 15, 2010, the record date for the Annual Meeting, was 44,126,557 shares.  37,712,954 shares of Common Stock were represented in person or by proxy at the Annual Meeting, which were sufficient to constitute a quorum for the purpose of transacting business at the Annual Meeting.

The following Class III directors were elected at the Annual Meeting:  (i) Marcos Galperín; (ii) Emiliano Calemzuk and (iii) Veronica Allende Serra.

The following table sets forth the number of votes cast for or withheld for each director nominee, as well as the number of broker non-votes as to each such director nominee:

Director Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Marcos Galperín	33,429,910	396,339	3,886,705
Emiliano Calemzuk	33,800,144	26,105	3,886,705
Veronica Allende Serra.	20,633,107	13,193,142	3,886,705

With respect to the proposal to ratify the appointment of the Company’s independent registered public accounting firm: (i) 37,639,137 votes were cast for, (ii) 61,108 votes were cast against and (iii) 12,709 shares abstained from voting on this proposal. There were no broker non-votes with respect to this proposal. Accordingly, the proposal to ratify the appointment of Deloitte & Co S.R.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 14, 2010	By:	/s/ Hernán Kazah
Hernán Kazah
Executive Vice President and Chief Financial Officer